Exhibit 99.1

Cirrus Logic Reports Q1 FY21 Revenue of $242.6 Million

Results Reflect Strong Demand for Products Shipping in Certain Tablets and Smartphones

AUSTIN, Texas--(BUSINESS WIRE)--August 3, 2020--Cirrus Logic, Inc. (Nasdaq: CRUS) today posted on its website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the first quarter fiscal year 2021, which ended June 27, 2020, as well as the company’s current business outlook.

“We are pleased with our results in the June quarter as we experienced robust demand for certain products shipping in tablets and smartphones,” said Jason Rhode, chief executive officer. “Despite the continuing challenges and adverse economic effects associated with COVID-19, design activity and new product development efforts were encouraging during the quarter. The company remains focused on leveraging our strong customer relationships and mixed-signal processing expertise to broaden our penetration in audio, voice and other mixed-signal domains and position the company for growth in the coming years.”

Reported Financial Results – First Quarter FY21

  Revenue of $242.6 million;
  GAAP and non-GAAP gross margin of 52.6 percent;
  GAAP operating expenses of $108.8 million and non-GAAP operating expenses of $92.4 million;
  GAAP earnings per share of $0.30 and non-GAAP earnings per share of $0.53.

A reconciliation of GAAP to non-GAAP financial information is included in the tables accompanying this press release.

Business Outlook – Second Quarter FY21

  Revenue is expected to range between $290 million and $330 million;
  GAAP gross margin to be between 51 percent and 53 percent; and
  Combined GAAP R&D and SG&A expenses to range between $114 million and $120 million, including approximately $15 million in stock-based compensation expense and $3 million in amortization of acquired intangibles.

Cirrus Logic will host a live Q&A session at 5 p.m. EDT today to answer questions related to its financial results and business outlook. Participants may listen to the conference call on the Cirrus Logic website. Participants who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (416) 621-4642, or toll-free at (800) 585-8367 (Access Code: 1899640).

Cirrus Logic, Inc.

Cirrus Logic is a leader in low-power, high-precision mixed-signal processing solutions that create innovative user experiences for the world’s top mobile and consumer applications. With headquarters in Austin, Texas, Cirrus Logic is recognized globally for its award-winning corporate culture. Check us out at www.cirrus.com.

Cirrus Logic, Cirrus and the Cirrus Logic logo are registered trademarks of Cirrus Logic, Inc. All other company or product names noted herein may be trademarks of their respective holders.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, the company has provided non-GAAP financial information, including non-GAAP net income, diluted earnings per share, operating income and profit, operating expenses, gross margin and profit, tax expense, tax expense impact on earnings per share, and effective tax rate. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements including our statements about broadening our penetration in audio, voice, and other domains, and positioning the company for growth in the coming years, along with estimates for the second quarter fiscal year 2021 revenue, gross margin, combined research and development and selling, general and administrative expense levels, stock compensation expense and amortization of acquired intangibles. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates, and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially and readers should not place undue reliance on such statements. These risks and uncertainties include, but are not limited to, the following: the effects of the global COVID-19 outbreak and the measures taken to limit the spread of COVID-19, including any disruptions to our business that could result from measures to contain the outbreak that may be taken by governmental authorities in the jurisdictions in which we and our supply chain operate; the susceptibility of the markets we address to economic downturns, including as a result of the COVID-19 outbreak and the actions taken to mitigate the spread of COVID-19; the risks of doing business internationally, including increased import/export restrictions and controls (e.g., the effect of the U.S. Bureau of Industry and Security of the U.S. Department of Commerce placing Huawei Technologies Co., Ltd. and certain of its affiliates on the Bureau’s Entity List), imposition of trade protection measures (e.g., tariffs or taxes), security and health risks, possible disruptions in transportation networks, and other economic, social, military and geo-political conditions in the countries in which we, our customers or our suppliers operate; the level of orders and shipments during the second quarter of fiscal year 2021, customer cancellations of orders, or the failure to place orders consistent with forecasts, along with the risk factors listed in our Form 10-K for the year ended March 28, 2020 and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Summary financial data follows:

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended
	Jun. 27,	Mar. 28,	Jun. 29,
	2020	2020	2019
	Q1'21	Q4'20	Q1'20
Portable products	$210,661	$249,731	$202,938
Non-portable and other products	31,912	29,560	35,315
Net sales	242,573	279,291	238,253
Cost of sales	115,101	133,056	115,759
Gross profit	127,472	146,235	122,494
Gross margin	52.6%	52.4%	51.4%

Research and development	78,741	81,865	88,830
Selling, general and administrative	29,704	32,464	29,520
Restructuring costs	352	21,925	-
Total operating expenses	108,797	136,254	118,350

Income from operations	18,675	9,981	4,144

Interest income	1,576	2,474	2,285
Other income (expense)	111	(106)	(378)
Income before income taxes	20,362	12,349	6,051
Provision for income taxes	2,153	2,191	1,433
Net income	$18,209	$10,158	$4,618

Basic earnings per share:	$0.31	$0.17	$0.08
Diluted earnings per share:	$0.30	$0.17	$0.08

Weighted average number of shares:
Basic	58,313	58,527	58,540
Diluted	60,280	60,683	60,258

Prepared in accordance with Generally Accepted Accounting Principles

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION (unaudited, in thousands, except per share data) (not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

	Three Months Ended
	Jun. 27,	Mar. 28,	Jun. 29,
	2020	2020	2019
Net Income Reconciliation	Q1'21	Q4'20	Q1'20
GAAP Net Income	$18,209	$10,158	$4,618
Amortization of acquisition intangibles	2,998	3,000	7,228
Stock-based compensation expense	13,306	14,052	11,786
Restructuring costs	352	20,602	-
Adjustment to income taxes	(2,982)	(6,320)	(2,803)
Non-GAAP Net Income	$31,883	$41,492	$20,829

Earnings Per Share Reconciliation
GAAP Diluted earnings per share	$0.30	$0.17	$0.08
Effect of Amortization of acquisition intangibles	0.05	0.05	0.12
Effect of Stock-based compensation expense	0.22	0.23	0.20
Effect of Restructuring costs	0.01	0.34	-
Effect of Adjustment to income taxes	(0.05)	(0.11)	(0.05)
Non-GAAP Diluted earnings per share	$0.53	$0.68	$0.35

Operating Income Reconciliation
GAAP Operating Income	$18,675	$9,981	$4,144
GAAP Operating Profit	7.7%	3.6%	1.7%
Amortization of acquisition intangibles	2,998	3,000	7,228
Stock-based compensation expense - COGS	207	213	241
Stock-based compensation expense - R&D	8,653	9,446	7,240
Stock-based compensation expense - SG&A	4,446	4,393	4,305
Restructuring costs	352	20,602	-
Non-GAAP Operating Income	$35,331	$47,635	$23,158
Non-GAAP Operating Profit	14.6%	17.1%	9.7%

Operating Expense Reconciliation
GAAP Operating Expenses	$108,797	$136,254	$118,350
Amortization of acquisition intangibles	(2,998)	(3,000)	(7,228)
Stock-based compensation expense - R&D	(8,653)	(9,446)	(7,240)
Stock-based compensation expense - SG&A	(4,446)	(4,393)	(4,305)
Restructuring costs	(352)	(20,724)	-
Non-GAAP Operating Expenses	$92,348	$98,691	$99,577

Gross Margin/Profit Reconciliation
GAAP Gross Profit	$127,472	$146,235	$122,494
GAAP Gross Margin	52.6%	52.4%	51.4%
Stock-based compensation expense - COGS	207	213	241
Restructuring costs - COGS	-	(122)	-
Non-GAAP Gross Profit	$127,679	$146,326	$122,735
Non-GAAP Gross Margin	52.6%	52.4%	51.5%

Effective Tax Rate Reconciliation
GAAP Tax Expense	$2,153	$2,191	$1,433
GAAP Effective Tax Rate	10.6%	17.7%	23.7%
Adjustments to income taxes	2,982	6,320	2,803
Non-GAAP Tax Expense	$5,135	$8,511	$4,236
Non-GAAP Effective Tax Rate	13.9%	17.0%	16.9%

Tax Impact to EPS Reconciliation
GAAP Tax Expense	$0.04	$0.04	$0.02
Adjustments to income taxes	0.05	0.11	0.05
Non-GAAP Tax Expense	$0.09	$0.15	$0.07

CONSOLIDATED CONDENSED BALANCE SHEET
unaudited; in thousands

	Jun. 27,	Mar. 28,	Jun. 29,
	2020	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$285,922	$292,119	$198,077
Marketable securities	29,943	22,008	52,350
Accounts receivable, net	136,539	153,998	111,497
Inventories	199,332	146,725	146,317
Other current assets	38,231	35,346	55,834
Total current Assets	689,967	650,196	564,075

Long-term marketable securities	290,186	283,573	205,079
Right-of-use lease assets	139,492	141,274	146,035
Property and equipment, net	154,286	158,244	182,042
Intangibles, net	31,185	34,430	62,496
Goodwill	287,399	287,088	286,370
Deferred tax asset	6,970	10,052	9,394
Other assets	44,554	27,820	14,625
Total assets	$1,644,039	$1,592,677	$1,470,116

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$95,523	$78,412	$60,408
Accrued salaries and benefits	28,768	42,439	23,416
Current lease liability	13,887	13,580	14,517
Other accrued liabilities	24,866	24,206	32,865
Total current liabilities	163,044	158,637	131,206

Non-current lease liability	129,627	129,312	137,180
Non-current income taxes	69,130	71,143	79,484
Other long-term liabilities	9,949	3,806	4,996

Stockholders' equity:
Capital stock	1,451,297	1,434,929	1,375,777
Accumulated deficit	(184,049)	(201,681)	(258,899)
Accumulated other comprehensive income (loss)	5,041	(3,469)	372
Total stockholders' equity	1,272,289	1,229,779	1,117,250
Total liabilities and stockholders' equity	$1,644,039	$1,592,677	$1,470,116

Prepared in accordance with Generally Accepted Accounting Principles

Contacts

Thurman K. Case
Chief Financial Officer
Cirrus Logic, Inc.
(512) 851-4125
Investor.Relations@cirrus.com